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                                                                 Exhibit (d)(11)

                        LEAP WIRELESS INTERNATIONAL, INC.

                          CANCELLATION/REGRANT PROGRAM
                            STOCK OPTION GRANT NOTICE

      Leap Wireless International, Inc. (the "Company"), pursuant to the Cricket
Communications, Inc. 1999 Stock Option Plan, as amended (the "Plan"), hereby grants to the Optionee named below a stock option (the "New Option") to purchase the number of shares of the Company's common stock set forth below. The New
Option is granted in replacement of the stock option identified on attached
Schedule I which was cancelled on December 18, 2001 (the "Cancelled Option") pursuant to the Option Exchange Program filed on Schedule TO with the Securities and Exchange Commission on November 20, 2001. This New Option is subject to all the terms and conditions set forth herein and in the Stock Option Agreement and the Plan which are incorporated herein in their entirety.

      Optionee/Emp #: ________________________________________

      Date of Grant: ____________________, 2002

      Exercise Price Per Share: $__________

      Shares Subject to New Option: __________

      Expiration Date: ____________________, 20__

      Type of Option: _____ Incentive Stock Option

                      _____ Non-Statutory Stock Option

      Exercise Schedule: The New Option will vest in accordance with the same vesting/exercise schedule in effect for the Cancelled Option it replaces, except that the New Option will not become exercisable until six months after the Date of Grant of the New Option and provided that vesting will cease upon termination of Optionee's Continuous Service. Accordingly, the New Option is, as of the Date of Grant, immediately vested for the same number of shares for which the Cancelled Option would have been vested on such Date of Grant had the Cancelled Option remained outstanding through such date in accordance with its terms, but the New Option will not become exercisable until six months after the Date of Grant.

      Optionee understands and agrees that the New Option is granted subject to and in accordance with the terms of the Plan. Optionee further agrees to be bound by the terms of the Plan and the attached Stock Option Agreement. A copy of the official prospectus for the Plan
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has been previously delivered to Optionee. However, if Optionee has misplaced his or her copy of the prospectus or would otherwise like to receive another copy, it can be obtained from Stock Administration at the Company's principal executive offices.

      Definitions. All capitalized terms in this Grant Notice shall have the meaning assigned to them in this Grant Notice, but if not defined herein, then such terms shall have the meaning assigned to them in the attached Stock Option
Agreement or in the Plan.

      THIS NEW OPTION IS GRANTED IN FULL AND COMPLETE REPLACEMENT OF THE
      CANCELLED OPTION IDENTIFIED IN ATTACHED SCHEDULE I, AND OPTIONEE HEREBY
      RECONFIRMS AND AGREES THAT OPTIONEE HAS NO RIGHT OR ENTITLEMENT TO ACQUIRE
      ANY SHARES OF THE COMPANY'S COMMON STOCK UNDER THE CANCELLED OPTION.

DATED: ________________________, 2002

                                            LEAP WIRELESS INTERNATIONAL, INC.

                                            By: ________________________________

                                            Title: _____________________________


                                            OPTIONEE

                                            By: ________________________________

                                            Address: ___________________________
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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT
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                                   SCHEDULE I

                       IDENTIFICATION OF CANCELLED OPTION

Date of Grant: ____________________

Grant No.: __________

Exercise Price Per Share: $__________

Number of Shares Originally Subject to Option: __________

Number of Shares Subject to Option at Time of Cancellation: __________

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
Vesting Schedule:

Exercisable Shares                  Vesting Date                 Expiration Date
------------------                  ------------                 ---------------



